Exhibit 99.2
Investor Presentation for Upcoming 2009 Annual Meeting May 2009

Forward Looking Statements and Third Party Information Sources This presentation contains certain statements that maybe be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These include statements that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, general industry conditions, future results of the Company's operations, capital expenditures, asset sales, expansion and growth opportunities, financing activities, debt repayment and other such matters. Although the Company believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the "Risk Factors" section of our Forms 10-Q and 10-K provide examples of risks, uncertainties and events that may cause the Company's actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no obligation to publicly update or revise any forward-looking statement. In connection with the solicitation of proxies, Trico has filed with the Securities and Exchange Commission (the "SEC") and mailed to stockholders a definitive proxy statement and a WHITE proxy card for its 2009 annual meeting of stockholders. Trico stockholders are strongly advised to read these documents as they contain important information about the Company and the 2009 annual meeting of stockholders. Stockholders may obtain Trico's proxy statement , a WHITE proxy card and any amendments or supplements and other documents for free at the SEC's website at www.sec.gov. Copies of Trico's proxy materials will also be available for free at Trico's website at www.tricomarine.com or by writing to Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, TX 77380. In addition, copies may be requested by contacting MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are deemed participants in the solicitation of proxies is available in Trico's definitive proxy statement. The contents of the websites referenced above are not deemed to be incorporated by reference into Trico's proxy statement. Third party information contained in this report has been obtained from reputable sources and is believed by Trico to be reliable; however, Trico cannot guarantee or be responsible for the accuracy or reliability of such information. Permission to cite sources or use quotations was neither sought nor obtained.

Agenda Who We Are Trico's Transformation and Future Growth Strategy The Right Board in Place - Independent, Experienced and Committed to Enhancing Value Kistefos' Effort to Influence Trico Conclusion and Recommendation

Trico Group Today

From a Vessel Owner to an Integrated Subsea Solutions Provider (1) Engineering, procurement, installation and construction. Vessel Owners Subsea Services Subsea EPIC(1)

Why Trico Transformed Itself Oldest Vessel Fleet Negative unit volume demand growth Commodity business Presence weak in all markets (except North Sea) North Sea a very mature drilling market Unit volume global market growth - double digit Lowers cost of barrels produced Acquired unique competitive position Highly differentiated service offering Certain Trico vessels can be converted to subsea use Old Vessel Owning Strategy ("Shrinking market") Newly Executed Subsea Strategy ("Long Term Growth")

Executing on the Subsea Services Strategy

- Acquired Active Subsea for $247MM in November 2007
  - Eight MPSVs under construction
- Acquired DeepOcean and CTC Marine for $810MM in 2Q08
  - Leader in Subsea Services – DeepOcean
  - #1 in Marine Trenching and Cable Lay – CTC Marine

Successful Execution of Trico's Strategy, but…

TRICOMARINE GROUP

6

....Exceptionally Bad Timing Post Acquisitions.... Collapse in oil prices Global credit crisis ....Translates into Huge decline in all energy service stocks Disproportionate decline in stocks with high leverage like Trico post subsea acquisitions.

The Board's Strategic Objectives in the New Environment De-lever aggressively/Reduce debt Prudently manage liquidity and cash flow Accelerate integration of subsea acquisitions Maximize vessel utilization and service spreads Trico Marine's Board and management are confident that the right strategies are in place to create value for all Trico stockholders.

Trico's Board is the Activist Board Current non-employee directors 5 of 6 were selected by a committee representing approximately 80% of the new equity holders during the bankruptcy in 2005 Chairman & CEO retained by same committee Have over 130 years of OSV, energy and/or oilfield services experience Directors were specifically selected for their extensive experience and ability to, 1.) re-position Trico, 2.) manage a restructured company, and 3.) maximize stockholder value International exploration & production Offshore support vessels Oilfield services Offshore marine construction and services Mid and large cap public companies Mergers & acquisitions/corporate finance Audit (publicly traded oilfield services companies)

Trico's Board is Experienced and Qualified Current directors have many years of energy and oilfield services experience, importantly global experience Trico directors have positioned Trico to enhance value for all stockholders Trico directors held 26 meetings in 2008 and 14 meetings in 2009 thus far Trico's Board possesses expertise, insight and experience that are vital to the Company as it navigates through economic turbulence.

Trico's Experienced and Qualified Nominees Joe Compofelice Director since 2003; Chairman since 2004. Retained by shareholder committee post-reorganization CEO since July 2007 Over 30 years of energy and oilfield services experience Served as Managing Director of Houston Capital Advisors Served as President and CEO of Aquilex Services Corp Served as Chairman and CEO of CompX International (NYSE: CIX) Served as Director and CFO at NL Industries, Inc., Titanium Metals Corporation and Tremont Corp. (all public companies) Ben Guill Independent director since February 2008 Over 25 years of energy and oilfield services experience Served as President of First Reserve Corporation Served as Managing Director and Co-head of Investment Banking of Simmons & Company International Director of National Oilwell Varco and Cheniere Energy Partners Per Staehr Independent director since 2005 Over 20 years of energy and oilfield services experience Served as CEO, Chairman and Chief Country Representative of Bombardier Transportation UK Ltd Served as President of Maersk Contractors Chairman of A2SEA A/S, The Rail Media Group and Riegens Lighting; Vice Chairman of Rovsing Dynamics A/S; Director of Arrow Light Rail and Daniamant ApS

Trico Board Has Actively Engaged with Kistefos Since April 2005, Trico has been in regular contact with Kistefos, including multiple meetings with CEO Kistefos has supported Trico's Subsea Strategy: November 2007 support for Active Subsea acquisition August 2008 support for DeepOcean acquisition December 2008 public request for Board seats Early January 2009: Lawyers meet in NYC to discuss legal impediments to Board representation Late January 2009: Chairman/CEO Compofelice, independent director Burke, Korsvold & Sveaas meet in London Early February 2009: Trico offers Sveaas a Board seat subject to a standstill and board-level protective measures; offer rejected Late February 2009: Trico's independent directors meet with Korsvold & Sveaas in Houston February & March 2009: Kistefos makes three different proposals for Board representation and governance changes all designed to satisfy legal concerns Kistefos' refusal to compromise in spite of Trico's efforts suggests that its real agenda is to exercise a level of influence we believe is not warranted by its ownership.

Kistefos Nominees' Additional Value to Trico Board is Doubtful Limited relevant experience: Little service on U.S. public companies Experience is limited to the North Sea Poor leadership record: While Korsvold served on the Global IP Systems Board, stock performance declined by 69% While Sveaas served on the Viking Drilling Board, stock performance declined by 100% Viking Drilling filed for bankruptcy protection under Mr. Sveaas' watch Conflicting interests: Kistefos is the sole shareholder of Viking Supply Ships, which competes directly with Trico in the North Sea Overextended representation: Kistefos's nominees collectively sit on over 25 Boards and serve as Chairman of at least four Stewardship concerns: According to published accounts, in October 2000 Mr. Korsvold resigned as CEO of a Norwegian public company and withdrew as chairman of another Norwegian public company after regulatory authorities in Norway concluded he had violated trading prohibitions under the Norwegian Securities Trading Act. Although all charges were later dismissed, your Board concluded that these events made Mr. Korsvold an undesirable candidate. Trico's Board of Directors is committed to representing the interests of all stockholders and believes that two representatives from one organization will not advance that goal.

Kistefos' Confusing Proposals Kistefos' Proposals Consequences Proposal 3, 10 & 11 - expand Board to 9 members and fill the 2 vacancies Creates a Board position for both Korsvold & Sveaas Allows one stockholder two voices on the Board Proposal 4 - amend the Bylaws to require a quorum of 7 for all Board action, of which quorum of at least six shall not be non U.S. citizens Creates problematic corporate governance issues A Board of less than 7 cannot act A Board of 7 cannot act if 1 director is absent Proposal 5 - remove Per Staehr without cause from the Board Targets Per Staehr solely for his citizenship despite his positive contributions to the Board Eliminates a non-US citizen from the Board to reduce risk of Jones Act non-compliance upon election of Korsvold & Sveaas Proposal 6 - amend Bylaws to permit the calling of a special meeting of stockholders by 2 stockholders collectively holding 15% of the outstanding shares. Allows Kistefos to call a stockholders meeting with the joinder of one stockholder holding one share to, among other things, fill Board vacancies created by other Kistefos proposals Proposal 12 - declares "ineligible" for service on the Board any director who does not get required vote for re-election Removes a director and creates Board vacancy on an insufficient vote Conflicts with Charter and Delaware statute Note: All proposed Bylaw amendments can be amended later only by unanimous Board approval

Setting the Record Straight What Kistefos Has Said What We Believe Jones Act "We have structured [our] Proposals to achieve compliance with . . . the Jones Act" There is no definitive conclusion on compliance with the Jones Act Competition "Concluded there are no impediments to election of the Kistefos Nominees" under competition laws Kistefos acknowledges that "strict compliance" with procedures related to conflicts of interest and confidentiality are necessary Strategic Plan "We are not soliciting your vote to implement a pre-determined business plan" There is no plan now and Kistefos has not articulated a plan in 4 years Control and Representation It is "not true" that nominations are attempt to take over control of Trico; two Board seats is "meaningful Board representation" for a 21.7% stockholder 21.7% of the shares, two Board seats, and revised governance structure suggests more than "meaningful representation." It is too much representation. Kistefos Nominees' Experience The "considerable strategic, financial and industry experience" of Korsvold & Sveaas would be in "best interests" of the Company They would offer the Company little strategic or operational expertise compared to its existing directors

Significant Competition Concerns US competition laws prohibit interlocking directors if there could be a "direct, substantial and reasonably foreseeable effect" US competitive impact EU/Norway competition laws prohibit sharing of competitive information through common directors Kistefos is a Norwegian company and Korsvold & Sveaas are Norwegian Sveaas owns all of Kistefos and is Chairman Korsvold is CEO of Kistefos A subsidiary of Kistefos competes with Trico in the North Sea Interlocking director issues can be managed through effective information barriers However, this results in substandard Board dynamics as individual directors are excluded from discussions/information flow Any benefits that could flow from a Kistefos nominee's industry expertise are hobbled by legal complications.

Trico Must Remain Jones Act Compliant Trico is a Jones Act company and its charter effectively requires it to be Jones Act compliant Statute & Charter prohibitions No more than 25% of the "voting power in the corporation" can be in the hands of non-US citizens No more than a minority of a quorum of the Board may be non-US citizens MarAd/Coast Guard interpretation No more than 25% of the Board may be non-US citizens Non-compliance with Jones Act = no Gulf of Mexico business; other repercussions possible Trico's Jones Act business is important to Trico Debt covenants require Trico to comply with applicable law Jones Act business EBITDA is essential to service Trico's debt Non-compliance with Jones Act would accelerate MarAd debt which cross- defaults other debt Gulf of Mexico subsea business opportunities for Trico's CTC business are exciting Non-compliance with the Jones Act is a non-starter for Trico.

Trico Board has Successful Track Record of Execution and Viable Plan to Withstand Current Market Crisis Trico's Director nominees and Per Staehr are experienced leaders whose re-election will benefit all stockholders Under leadership of Trico's existing Board, the Company has : Expanded into emerging markets for OSV and subsea services - West Africa, Southeast Asia, Mexico and Brazil Prudently disposed of underutilized assets in order to manage liquidity Developed a growth plan away from weaker OSV markets and towards subsea services (i.e. higher market growth) markets Re-positioned Trico for stability throughout the business cycle Through a variety of transactions have reduced debt by approximately $90 million thus far in 2009 Kistefos's nominees offer no plan and little additional value to the Trico Board - we believe that the interests of all stockholders are better served by a Board that does not include two representatives of a single stockholder A change in Trico's Board membership or its governance structure now would be a mistake.

Appendix

Appendix A - Long-Term Vessel Supply / Demand Following strong demand in 2007-2008, the supply vessel industry is approaching the greatest supply/demand imbalance in recent history Excess supply is driving down pricing and utilization, and, in our view, it will only get worse - especially for the oldest supply vessels in the global fleet On a positive note, the subsea services industry is driving demand for supply vessels In 2009, the supply / demand balance has shifted to excess supply Source: Dibner Maritime Associates, Jefferies Research and Quest Offshore Resources.

Appendix B - Subsea Tree Awards / Installations Source: Quest Offshore Resources, 2009. 2008A - 2013E CAGR = 21% 2008A - 2013E CAGR = 13% Annual subsea tree installations (capex) and the installed tree base will drive future opex spending and demand for subsea services